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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of EMCORE Corporation on Form S-3 of our report dated November 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of EMCORE Corporation as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K.


                                              PricewaterhouseCoopers LLP


Florham Park, New Jersey
February 4, 1999